UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2022

CECO ENVIRONMENTAL CORP.

(Exact Name of registrant as specified in its charter)

Delaware	000-7099	13-2566064
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14651 North Dallas Parkway, Suite 500 Dallas, Texas	75254
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 357-6181

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	CECE	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 11, 2022, CECO Environmental Corp. (the “Company”) previously reported on a Current Report on Form 8-K filed with the Securities and Exchange Commission that Matthew Eckl, Chief Financial Officer of the Company, would cease serving as Chief Financial Officer, effective August 14, 2022, and would leave the Company effective August 20, 2022 (the “Departure Date”). Mr. Eckl remained an employee of the Company through the Departure Date in order to facilitate a smooth and orderly transition of his responsibilities and was compensated in accordance with existing arrangements through the Departure Date.

In connection with his departure, on September 30, 2022, the Company and Mr. Eckl entered into an Executive Separation Agreement and Release (the “Separation Agreement”). Pursuant to the Separation Agreement, in exchange for Mr. Eckl’s execution and non-revocation of a general release of claims contained in the Separation Agreement (the “Release”) and compliance with certain other restrictive covenants in his Executive Employment Agreement dated January 9, 2017 (the “Employment Agreement”), he will receive (subject to applicable taxes) certain compensation and benefits provided for under the Employment Agreement, consisting of: (1) accrued obligations to pay Mr. Eckl’s base salary through the Departure Date and certain reimbursable business expenses and accrued but unpaid vacation pay to Mr. Eckl; (2) $366,000 as a lump sum cash severance payment; (3) a cash lump sum equal to 12 months of taxable COBRA premiums for continued health care insurance coverage for Mr. Eckl and his family; and (4) $251,625 representing 125% of Mr. Eckl’s full-year 2022 annual cash incentive award target opportunity (modified from pro-rata payout of the 2022 annual cash incentive award based on actual 2022 performance under the Employment Agreement).

In addition, under the Separation Agreement, the Compensation Committee of the Company’s Board of Directors provided for Mr. Eckl to receive, contingent on the Release and compliance with applicable restrictive covenants, accelerated vesting and payout of 54,807 service-based restricted stock units granted to Mr. Eckl on various dates across 2018, 2019, 2020 and 2021 that remained unvested and outstanding as of the Departure Date.

To be entitled to the benefits under the Separation Agreement, Mr. Eckl must (1) not revoke the Separation Agreement within the seven (7) day revocation period following the date he signed the Separation Agreement (that date being September 30, 2022), and (2) comply with his obligations under the Separation Agreement.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 6, 2022	CECO Environmental Corp.

	By:	/s/ Joycelynn Watkins-Asiyanbi
Joycelynn Watkins-Asiyanbi
SVP, Chief Administrative and Legal Officer and Corporate Secretary